================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     --------------------------------------

Date of Report (Date of Earliest Event Reported): JULY 15, 2002

                               EB2B COMMERCE, INC.
               (Exact Name of Registrant as Specified in Charter)


         New Jersey                   0-10039                22-2267658
(State or Other Jurisdiction of    (Commission            (I.R.S. Employer
         Incorporation)            File Number)        Identification Number)



        665 BROADWAY, NEW YORK, NEW YORK                            10012
 (Address of Registrant's Principal Executive Offices)            (Zip Code)

                                 (212) 477-1700
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                     --------------------------------------

ITEM 5. OTHER EVENTS

         On July 15, 2002, eB2B Commerce, Inc. (the "Company") initially closed a private placement (the "Financing") of five-year 7% senior subordinated secured notes (the "Notes") which are convertible into shares of common stock of the Company at the conversion price of $0.101 per share (the closing price of the common stock on the trading day prior to the closing). The Notes were purchased by ten persons or entities, consisting of certain significant investors in the Company, and by certain members of the Company's management. The gross proceeds of this transaction were $1,200,000 and are intended to be utilized for working capital and general corporate purposes. The Notes contain anti-dilution protection in certain events, including the issuances of shares by the Company at less than market price or the applicable conversion price.

         The Notes issued in the Financing, together with the $2,000,000 of notes (the "Prior Notes") issued in the Company's private placement of notes and warrants in January 2002, are secured by substantially all of the assets of the Company. The security interest with respect to the Notes are senior in right to the security interest created with respect to the Prior Notes.

         In connection with the Financing, all subscription proceeds were held in escrow by the escrow agent for the benefit of the holders of the Notes pending acceptance of subscriptions by the Company and shall be disbursed as provided in the Escrow Agreement between the Company and the escrow agent (the "Escrow Agreement"). On the closing of the Financing, proceeds of $350,000 were released to the Company and the remaining proceeds are being held in escrow (the "Retained Proceeds"). As provided in the Escrow Agreement, the Retained Proceeds will be disbursed as directed by the representative of the holders of the Notes, or, upon request of the Company, after reducing its liabilities, existing as of June 18, 2002, through negotiation with creditors. In this respect, the Retained Proceeds may be released in one-third increments provided that liabilities are reduced by defined parameters.

         The Financing triggered anti-dilution provisions affecting the conversion price of the Company's Prior Notes, Series B preferred stock and Series C preferred stock and the exercise price of and number of shares issuable under various outstanding warrants.

         The securities issued in the Financing were not and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2002


                                   eB2B Commerce, Inc.


                                   By:      /s/ Richard S. Cohan
                                      ----------------------------------------
                                   Name:  Richard S. Cohan
                                   Title: President and
                                          Chief Executive Officer